UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):                   April 21, 2005

Cowlitz Bancorporation
(Exact Name of Registrant as specified in its charter)

Washington	0-23881	91 - 529841
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation)

927 Commerce Ave.
Longview, Washington 98632
Address of Principal Executive Office and Zip Code

Registrant’s telephone number including area code 360-423-9088

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR
240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR
240.13e-4(c))

Item 2.02         Results of Operations and Financial Condition.

    On April 21, 2005, Cowlitz Bancorporation issued a press release announcing financial results for the first quarter of 2005. A copy of the press release is attached as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

	(a)	Not applicable.
	(b)	Not applicable.
	(c)	Exhibits.
99.1 Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COWLITZ BANCORPORATION
(Registrant)

Date:	April 21, 2005	By:	/s/ Richard J. Fitzpatrick
Richard J. Fitzpatrick, Chief Executive Officer

EXHIBIT 99.1

April 21, 2005 12:00 noon Pacific Time Company Press Release

SOURCE:	Cowlitz Bancorporation
CONTACTS:	Richard J. Fitzpatrick, Chief Executive Officer
Donna P. Gardner, Chief Financial Officer
(360) 423-9800

Cowlitz Bancorporation Announces 62% Increase in Net Income

LONGVIEW, Wash., April 21, 2005 /PRNewswire/ --

FlashResults
Cowlitz Bancorporation (NASDAQ: CWLZ)
(Numbers in Thousands, Except Per Share Data)

	Three Months Ended 3/31/05	Three Months Ended 3/31/04
Net Interest Income	$3,161	$2,866
Net Income	$642	$397
Average Diluted Shares	4,310	4,136
Diluted EPS	$0.15	$0.10

Cowlitz Bancorporation (NASDAQ: CWLZ - news) today reported net income of $642,000 or $0.15 per diluted share for the first quarter of 2005, compared to net income of $397,000 or $0.10 per diluted share during the same period of 2004. “Our emphasis on a commercial banking strategy continues to drive earnings to higher levels” said Richard J. Fitzpatrick, President and CEO of Cowlitz Bancorporation and Cowlitz Bank. “The Company’s net earnings in the first quarter of 2005 were up 62% on a dollar basis and 50% on a per share basis over the similar period last year,” noted Fitzpatrick. At March 31, 2005, the loan loss reserve was $3.8 million, or 1.94% of total loans and over 345% of non-performing loans compared to $4.0 million, or 2.41% of total loans and over 159% of non-performing loans for the same period ending March 2004. Although non-accrual loans have increased over $1.0 million from December of 2004, a loan of $1.0 million, which is fully guaranteed as to principal by an agency of the U.S. government (USDA), comprises the majority of the balance. The Company recorded net recoveries of $44,000 during the first quarter of 2005, compared to net recoveries of $48,000 during the same period of 2004.

“During 2004 and first quarter of 2005, the level of non-performing assets improved dramatically from the first quarter 2004. In fact, other than the fully guaranteed USDA loan mentioned above, the Bank’s non-performing loans as of March 31, 2005 were $112,000,” said John Maring, Chairman of Cowlitz Bank.

Total assets at March 31, 2005 were $286.3 million compared to $273.2 million at December 31, 2004, and $259.7 million at March 31, 2004. Total loans net of allowance increased $8.3 million from December 2004 and $31.9 million for the same period ending March 2004.

Cowlitz Bancorporation is the holding company of Cowlitz Bank. In addition to its four branches in Cowlitz County Washington, Cowlitz Bank’s divisions include Bay Bank located in Bellevue and Vancouver, Washington and Portland and Wilsonville, Oregon; and Bay Mortgage, with residential lenders in three of the Bank’s Cowlitz County branches. Cowlitz specializes in commercial banking services for Northwest businesses, professionals, and retail customers, and offers trust services out of its main branch in Longview, Washington, and in its Bay Bank branch in Portland, Oregon.

Forward-Looking Statements

This press release contains forward-looking statements. Statements that are not historical or current facts, including statements about beliefs and expectations, are forward-looking statements. Forward-looking statements are subject to risks and uncertainties. Actual results could differ materially from those discussed in this press release as a result of risk factors identified in the Company’s Form 10-K for the year ended December 31, 2004, filed with the SEC. Specific risks in this release relate to our ability to increase our commercial banking presence and to achieve our goals and strategies including adding quality loans to the portfolio.

FINANCIAL HIGHLIGHTS
(Unaudited except December 31, 2004 results - $ in thousands, except per share data)

INCOME S TATEMENT	Three Months Ended March 31,

	2005	2004

Interest income	$4,112	$3,620
Interest expense	951	754

Net interest income	3,161	2,866
Benefit for loan losses	-	(13)

Net interest income after loan loss benefit	3,161	2,879
Non-interest income	618	808
Non-interest expense	2,915	3,173

Income before provision for income taxes	864	514
Provision for income taxes	222	117

Net income	$642	$397

Basic earnings per weighted average share of common stock	$0.15	$0.10

Diluted earnings per weighted average share of common stock	$0.15	$0.10

Weighted average shares outstanding
Basic	4,174,141	3,906,379
Diluted	4,309,767	4,135,912

Actual shares outstanding	4,174,552	3,913,152
Efficiency Ratio	77.14%	86.36%
Number of full-time equivalent employees	113	106

	Three Months Ended March 31,

SELECTED AVERAGES	2005	2004

Average interest-earning assets	$259,169	$234,075
Total average assets	$282,020	$258,465
Average interest-bearing liabilities	$189,479	$169,536
Average Equity	$36,205	$32,496

BALANCE SHEET	Mar 31, 2005	Dec 31, 2004	Mar 31, 2004

Total assets	$286,393	$273,286	$259,704
Securities available for sale	$57,094	$60,005	$50,716
Loans, net of allowance for loan losses	$193,825	$185,550	$161,926
Bank Owned Life Insurance	$8,667	$8,585	$8,303
Goodwill	$852	$852	$852
Other intangible assets	$-	$-	$170
Deposits	$247,828	$234,610	$220,460
Borrowings	$869	$986	$4,683
Equity	$35,520	$35,698	$32,655

Book value per share	$8.51	$8.55	$8.34
Tangible book value per share	$8.30	$8.35	$8.08
Tier 1 leverage capital ratio	12.02%	12.60%	11.95%

		Three Months Ended March 31,

RATIOS ANNUALIZED	2005	2004

Return on average assets	0.91%	0.61%
Return on average equity	7.09%	4.89%
Average Equity/ average assets	12.84%	12.57%
Interest rate yield on interest-earning assets	6.35%	6.19%
Interest rate expense on interest-bearing liabilities	2.01%	1.78%
Interest spread	4.34%	4.41%
Net interest margin	4.88%	4.90%

		Three Months Ended March 31,

ALLOWANCE FOR LOAN LOSSES	2005	2004

Balance at beginning of period	$3,796	$3,968
Provision for loan losses	-	(13)
Recoveries	54	192
Charge Offs	(10)	(144)

Balance at end of period	$3,840	$4,003

Loan loss allowance/gross loans	1.94%	2.41%
Loan loss allowance/non-performing loans	345.32%	159.48%

NON-PERFORMING ASSETS	Mar 31, 2005	Dec 31, 2004	Mar 31, 2004

Accruing loans – over 90 days past due	$-	$1	$5
Nonaccrual loans	1,112	84	2,505

Total non-performing loans	1,112	85	2,510
Other real estate owned	733	733	842

Total non-performing assets	$1,845	$818	$3,352

Total non-performing assets/total assets	0.64%	0.30%	1.29%